SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act
of 1934

Date of Report
(Date of earliest event reported):	January 1, 2006 ----------------------

PACIFIC ENTERPRISES
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(Exact name of registrant as specified in its charter)

CALIFORNIA --------------------------------	1-40 --------------------------------	94-0743670 --------------------------------
(State of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.

555 West Fifth Street, Los Angeles, CA ------------------------------------------------------------------	90013 ----------------------
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(213) 244-1200 -------------------

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(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective January 1, 2006 and to more fully mirror the director and officer composition of Southern California Gas Company, the principal operating subsidiary of Pacific Enterprises, all of the directors and officers of Pacific Enterprises were replaced by individuals holding identical positions at Southern California Gas Company.

The directors and principal officers of Pacific Enterprises are now as follows.

Name	Age	Position

Frank H. Ault	61	Director

Edwin A. Guiles	56	Director, Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

Debra L. Reed	49	Director, President and Chief Operating Officer (Principal Operating Officer)

Steven D. Davis	49	Senior Vice President and Chief Operating Officer (Principal Financial and Accounting Officer)

Each of the officers of Pacific Enterprises holds identical positions with Southern California Gas Company and San Diego Gas & Electric Company. Mr. Guiles is also Group President -- Sempra Utilities of Sempra Energy, the corporate parent of Pacific Enterprises, Southern California Gas Company and San Diego Gas & Electric Company. Each has held such positions or other positions with one or more of these companies for more than the last five years.

Each of the directors of Pacific Enterprises is also a director of Southern California Gas Company and San Diego Gas & Electric Company. Ms. Reed is also a director of Halliburton Company and Genentech, Inc. Mr. Ault is a Senior Vice President and the Chief Accounting Officer of Sempra Energy and has held that position or other positions with Sempra Energy for more than the last five years.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PACIFIC ENTERPRISES
(Registrant)

Date: January 5, 2006	By: /s/ S.D. Davis -----------------------------------------
S.D. Davis Sr. Vice President and Chief Financial Officer